EXHIBIT 16.1

                                 May 12, 1997

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

                            Brazos Sportswear, Inc.

        We have read Item 4 of Brazos Sportswear, Inc.'s Form 8-K dated May 12, 1997 and are in agreement with the statements contained in the first paragraph of item 4 therein.

                                            Very truly yours,

                                            PRICE WATERHOUSE LLP